EXHIBIT 16.1


Beckstead and Watts, LLP
----------------------------
Certified Public Accountants

                                                 2425 W. Horizon Ridge Parkway
                                                           Henderson, NV 89052
                                                                  702.257.1984
                                                              702.362.0540 fax



                                VIA FACSIMILE


March 3, 2005

Mr. Orlando Silvestri
President
Pender International, Inc.
60 Columbia Way, Suite 300
Markham, Ontario L39 0C9
Canada

Dear Mr. Silvestri,

We hereby resign as principal auditor for Pender International, Inc. effective the date of this letter of notice.

This is also to confirm that the client-auditor relationship between Pender International, Inc. (Commission File Number 000-50045) and Beckstead and Watts, LLP has ceased.

Sincerely,

/s/ Beckstead and Watts, LLP

Beckstead and Watts, LLP

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 9-5
    450 Fifth Street, N.W.
    Washington, D.C. 20549